EXHIBIT 10.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment No. 1”) is executed as of October 29, 2012, by and among RENEW RESOURCES, LLC, a South Carolina limited liability company (“Seller”), Todd Bernard, an individual (the “Selling Principal”), and GlyEco Acquisition Corp. #5, an Arizona corporation (“Buyer”), collectively referred to as the “Parties.”

RECITALS

A.
The Parties executed an Asset Purchase Agreement (the “Agreement”) on October 3, 2012, for the Buyer to purchase Seller’s Business and substantially all of Seller’s assets and properties related to such Business.

B.	The Parties desire to amend and supplement the Agreement as set forth below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

2.	Amendments to the Agreement.

a.	Amendment to Section 3.4 of the Agreement. Section 3.4 of the Agreement is hereby amended to change the effective Closing Date to October 29, 2012.

b.	Amendment to Schedule 1 of the Agreement. Schedule 1 of the Agreement is hereby deleted and replaced in its entirety by the list of assets provided in the attached Exhibit.

3.	No Other Amendments. All other terms of the Agreement shall remain unchanged and in full force and effect.

4.
Other Actions Necessary.  At the reasonable request of one of the parties hereto, the other party shall execute any other documents or take any other reasonable actions necessary to effectuate this Amendment No. 1.

5.	Exhibit Incorporation. The Exhibit attached to this Amendment No. 1 is hereby incorporated into and made a part of the Agreement.

6.	Binding Effect. This Amendment No. 1 shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

7.	Amendments, Changes, and Modifications. This Amendment No. 1 may not be amended, changed, modified, altered, or terminated without the prior written consent of all of the parties hereto.

8.	Severability. In the event that any provision of this Amendment No. 1 is deemed unenforceable, all other provisions shall remain in full force and effect.

9.
Governing Law.  This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

10.	Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the first date above.

SELLER:

RENEW RESOURCES, LLC, a South Carolina limited liability company

By: /s/Todd Bernard

Name: Todd Bernard

Title: Owner

SELLING PRINCIPAL:

/s/Todd Bernard

TODD BERNARD, an individual

BUYER:

GLYECO ACQUISITION CORP. #5, an Arizona corporation

By: /s/John d’Arc Lorenz, II

John d’Arc Lorenz, II, President